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                                                       N-SAR Item 77Q(3) Exhibit

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Masters Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                5,473,160         8.25


     Class B      0                 0                6,140,252         7.87


     Class C      0                 0                   457,635        7.85


     Class I      0                 0                     59,506       8.39








     Evergreen Tax Strategic Foundation Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      689,316  0.19             3,591,636         15.78


     Class B      326,275  0.13             1,851,388         15.77


     Class C        82,361 0.13                557,723        15.74


     Class I        24,322 0.22                103,362        15.82